Exhibit 10.24

PLEDGE AGREEMENT

(Under Armour, Inc.)

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of this 28th day of September, 2005, by and between UNDER ARMOUR, INC., a Maryland corporation (“Pledgor”); and THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation, in its capacity as agent (in such capacity, the “Agent”) for the Lenders (as hereinafter defined) under the Financing Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, Pledgor and its wholly-owned domestic subsidiaries (each, a “Borrower” and collectively, the “Borrowers”), propose to enter into a certain Second Amended and Restated Financing Agreement, dated as of the date hereof (such Second Amended and Restated Financing Agreement, as amended, modified, supplemented or restated from time to time, the “Financing Agreement”), with the lenders and financial institutions that are parties thereto from time to time (collectively, the “Lenders”), and the Agent, pursuant to which the Lenders have agreed, upon the terms and subject to the conditions contained therein, to extend certain financing to the Borrowers as more particularly described in the Financing Agreement;

WHEREAS, Pledgor is the legal and (subject to the provisions of this Agreement) beneficial owner of all of the issued and outstanding shares of capital stock or membership interests of Under Armour Canada, Inc. (“Under Armour”), a Canadian corporation, Under Armour Retail, Inc., a Maryland corporation, and Under Armour Hong Kong, LLC, a Maryland limited liability company (each, a “Company” and collectively, the “Companies”);

WHEREAS, as a condition precedent to the Agent’s and the Lenders’ entering into the Financing Agreement and making loans and extending credit to the Borrowers pursuant thereto, the Agent has required the execution of this Agreement by Pledgor in favor of the Agent and the Lenders, by which Pledgor shall pledge and assign to the Agent sixty-five percent (65%) of the issued and outstanding capital stock of Under Armour and one hundred percent (100%) of the issued and outstanding capital stock and membership interests of each other Company; and

WHEREAS, it is to the direct benefit and advantage of Pledgor for the Agent and the Lenders to enter into the Financing Agreement with the Borrowers and make the loans and extend the credit to the Borrowers contemplated thereby;

NOW, THEREFORE, in consideration of the premises and for other good and valuable considerations, the receipt and sufficiency of which are hereby expressly acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                                       Definitions.  All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Financing Agreement.

2.                                       Pledge.

(a)                                  As security for the payment and performance of all of the Obligations, Pledgor hereby pledges, assigns, transfers and grants to the Agent a continuing security interest in all of Pledgor’s rights, titles and interests in, to and under the following (collectively referred to herein as the “Collateral”):

(i)                                     All of the issued and outstanding shares of capital stock, membership interests or other ownership interests of each Company described in Exhibit A attached hereto, and sixty-five percent (65%) of all additional shares of capital stock of Under Armour Canada from time to time hereafter acquired by Pledgor in any manner, and one hundred percent (100%) of all additional shares of capital stock, membership interests or other ownership interests of each other Company from time to time hereafter acquired by Pledgor in any manner (all such shares of capital stock, membership interests or other ownership interests being hereinafter referred to as the “Pledged Interests”);

(ii)                                  All distributions or payments, whether in cash or in kind, upon or in connection with the Pledged Interests, whether such distributions or payments are by reason of any dividend, split, spinoff, merger or in partial or complete liquidation, or the result of reclassification, readjustment or any other changes in the capital structure of the Companies or otherwise;

 (iii)                            All subscriptions, warrants, options and any other rights issued upon or in connection with the Pledged Interests; and

(iv)                              All proceeds of the foregoing items described in clauses (i), (ii) and (iii) above.

(b)                                 All certificates or instruments representing or evidencing the Collateral shall be delivered to, and held by or on behalf of, the Agent pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by, as applicable, Pledgor’s endorsement where necessary, or appropriate stock powers or other instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent.

(c)                                  Neither the Agent nor the Lenders shall have any duty with respect to any of the Collateral other than the duty to use reasonable care in the safe custody of the Collateral in the Agent’s possession.  Without limiting the generality of the foregoing, neither the Agent nor the Lenders shall be under any obligation to take any steps necessary to preserve the value of any of the Collateral or to preserve rights in the Collateral against any other Persons, but may do so at the

Agent’s reasonable discretion, and all expenses incurred in connection therewith shall be for the sole account of the Borrowers.

(d)                                 If necessary, in the opinion of the Agent, for the better protection of the Agent’s and the Lenders’ rights in and to the Collateral and to facilitate implementation of such rights, Pledgor shall, upon the request of the Agent made at any time following delivery of the Collateral to the Agent, cause all the Collateral to be transferred, registered or otherwise put into the name of the Agent or such nominee or nominees as the Agent shall from time to time direct.  To that end, if the Agent transfers all or any portion of the Collateral into its name or the name of its nominee or nominees, the Agent shall, upon the request of Pledgor, unless an Event of Default shall have occurred and be continuing, execute and deliver or cause to be executed and delivered to Pledgor, proxies with respect to the Pledged Interests and deliver to Pledgor all dividends and other distributions paid with respect to the Pledged Interests.

3.                                       Voting Rights.  During the term of this Agreement, and so long as there shall not occur and continue to exist any Event of Default, Pledgor shall have the right to vote all or any portion of the Pledged Interests on all corporate or company questions for all purposes not inconsistent with the terms of this Agreement or the Financing Agreement.  Upon and after the occurrence of any Event of Default and during the continuation thereof, the Agent or the Lenders shall be entitled to exercise all voting powers pertaining to the Collateral, and any and all proxies theretofore executed by the Agent shall terminate and thereafter be null and void and of no effect whatsoever.

4.                                       Collection of Dividend Payments.  During the term of this Agreement, and so long as there shall not occur and continue to exist any Event of Default, Pledgor shall have the right to receive and retain any and all sums payable by any Company on account of any of the Collateral.  During the continuance of any Event of Default, all sums payable by any Company on account of any of the Collateral shall be paid to the Agent and any such sum received by Pledgor shall be deemed to be held by Pledgor in trust for the Agent and the Lenders and shall be forthwith turned over to the Agent for application to the Obligations in such order and to such particular Obligations as the Agent, in its sole discretion, may determine.

5.                                       Representations and Warranties.  Pledgor represents and warrants to the Agent and the Lenders as follows:

(a)                                  Pledgor is, and at the time of delivery of the Collateral to the Agent pursuant to this Agreement will be, the legal and beneficial owner of the Collateral;

(b)                                 Pledgor has full power, authority and legal right to pledge all of the Collateral pursuant to this Agreement;

(c)                                  No consent of any Person and, to the best of Pledgor’s knowledge, no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement;

(d)                                 All of the shares of the Pledged Interests have been duly and validly issued, are fully paid and non-assessable, and are owned by Pledgor free of any pledge, lien, charge, encumbrance or security interest other than Permitted Encumbrances;

(e)                                  The pledge of the Collateral pursuant to this Agreement creates a valid and perfected Lien in the Collateral securing the payment and performance of the Obligations;

(f)                                    Pledgor at all times will be the sole beneficial owner of the Collateral; and

(g)                                 On the date hereof, the Pledged Interests constitute sixty-five percent (65%) of the issued and outstanding capital stock of Under Armour Canada and one hundred percent (100%) of the issued and outstanding capital stock, membership interests or other ownership interests of each other Company.

6.                                       Affirmative Covenants of Pledgor.  Until all of the Obligations have been paid and satisfied in full and the Financing Agreement terminated in writing, Pledgor covenants that it will:

(a)                                  Warrant and defend, at its own expense, the Agent’s and the Lenders’ right, title and security interest in and to the Collateral against the claims of all other Persons;

(b)                                 Promptly deliver to the Agent all written notices, and will promptly give written notice to the Agent of any other notices, received by Pledgor with respect to the Collateral; and

(c)                                  Deliver to the Agent promptly to hold under this Agreement any shares of the capital stock, membership interests or other ownership interests of any Company acquired by Pledgor.

7.                                       Negative Covenants of Pledgor.  Until all of the Obligations have been paid and satisfied in full and the Financing Agreement terminated in writing, Pledgor covenants that it will not:

(a)                                  Sell, convey or otherwise dispose of any of the Collateral or any interest therein;

(b)                                 Incur or permit to be incurred any pledge, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Collateral other than Permitted Encumbrances; or

(c)                                  Consent to the issuance by the Companies of any new capital stock, membership interests or other ownership interests except to Pledgor, provided, in the case of an issuance of new capital stock of Under Armour Canada, sixty-five percent (65%) of such new capital stock, and, in the case of an issuance of new capital stock, membership interests or other ownership interests by any other Company, one hundred percent (100%) of such new capital stock, membership interests or other ownership interests, in each case is pledged and delivered to the Agent to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

8.                                       Consent of Pledgor.  Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to the Agent for any of the Obligations may be exchanged, surrendered or released, and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as the Agent or the Lenders may see fit, and Pledgor shall remain bound under this Agreement notwithstanding any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing whatsoever, or any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrowers.

9.                                       Subsequent Changes Affecting Collateral.  Pledgor represents to the Agent and the Lenders that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, without limitation, rights to convert, rights to subscribe, payments of dividends, distributions, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that the neither the Agent nor the Lenders shall have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.  The Agent may, at any time during the continuance of an Event of Default, at its option and without notice to Pledgor, transfer or register the Collateral or any portion thereof into its name or the names of its nominee or nominees with or without any indication that the Collateral is subject to the security interest hereunder.

10.                                 Stock Adjustments.  If during the term of this Agreement any dividend, reclassification, readjustment or other change is declared or made in the capital structure of any Company, or any additional stock, membership interests or other ownership interests of any Company is issued to Pledgor, or any subscription, warrant, option or any other right issued upon or in connection with the Pledged Interests and included within the Collateral is exercised, all new, substituted and additional shares, membership interests or other ownership interests, or other securities, issued by reason of any such change or exercise shall be delivered to and held by the Agent under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

11.                                 Warrants, Options and Rights.  If during the term of this Agreement subscription warrants or any other rights or options shall be issued or exercised in connection with the Collateral, then such warrants, options and rights shall be immediately assigned by Pledgor to the Agent and all new stock, membership interests or other ownership interests, or other security so acquired by

Pledgor shall be immediately assigned to the Agent to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

12.                                 Registration.                            If the Agent or the Lenders determine that it is advisable to register under or otherwise comply in any way with the Securities Act of 1933 or any similar federal or state law of the United States, or if such registration or compliance is required with respect to the securities included in the Collateral prior to the sale thereof by the Agent, then at any time during the continuance of an Event of Default, Pledgor will use its best efforts to cause any such registration to be effectively made, at no expense to the Agent or the Lenders, and to continue such registration effective for such time as may be reasonably necessary in the opinion of the Agent or the Lenders, and will reimburse the Agent and the Lenders for any expenses incurred by them, including reasonable attorney’s fees and accountants’ fees and expenses, in connection therewith.

13.                                 Agent Appointed Attorney-In-Fact.  Pledgor hereby constitutes and appoints the Agent as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time during the existence of an Event of Default in the Agent’s discretion to take any action and to execute any instrument which the Agent or the Lenders may deem reasonably necessary or advisable for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent or the Lenders may deem reasonably necessary or advisable to accomplish the purposes hereof, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution or payment in respect of the Collateral or any part thereof and to give full discharge for the same and the right to exercise all rights and remedies of Pledgor, in the name of Pledgor or otherwise, with respect to the Collateral, which appointment and power is coupled with an interest and shall be irrevocable so long as any Obligations shall remain outstanding.  Pledgor agrees to indemnify and save the Agent and the Lenders harmless from and against any liability or damage which the Agent or the Lenders may incur, other than as a result of the Agent’s or the Lenders’ willful misconduct or gross negligence, in the exercise or performance of any of the Agent’s or the Lenders’ powers and duties specifically set forth herein.

14.                                 Agent May Perform.  If Pledgor fails to perform any agreement contained herein within five (5) days after receipt of a written request to do so from the Agent or the Lenders, the Agent or the Lenders may itself or themselves perform, or cause performance of, such agreement.

15.                                 Reasonable Care.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Agent accords its own property consisting of negotiable securities, it being understood that the Agent nor the Lenders shall have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Collateral, whether or not the Agent or the Lenders have or are deemed to have knowledge of such matters, or (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any Person with respect to any Collateral.

16.                                 Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default:

(a)                                  The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the Code at that time, and the Agent may also, in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s or the Lenders’ offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent or the Lenders may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Pledgor agrees that, to the extent notice of sale shall be required by law, at least five (5) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent nor the Lenders shall have no obligation to make any sale of Collateral regardless of notice of sale having been given.  The Agent or the Lenders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Pledgor hereby waives and agrees not to assert any rights or privileges it may acquire under the Code and any claims against the Agent or the Lenders arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent or the Lenders accept the first offer received and does not offer the Collateral to more than one offeree.  Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

(b)                                 In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence of an Event of Default, the Agent or the Lenders may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidder and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution.  In so doing, the Agent or the Lenders may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by the Agent or the Lenders, in its or their reasonable judgment, to be respectable parties who might be interested in purchasing the Collateral, and if the Agent or the Lenders solicit such offers from not less than three (3) such investors, then the acceptance by the Agent or the Lenders of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Collateral.

17.                                 Application of Proceeds.  During the continuance of an Event of Default, any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Agent of its remedies as a secured creditor as provided in Section 16 of this Agreement or otherwise shall be applied:  first, to the costs and expenses of taking, holding and managing the Collateral and the costs and expenses of sale or other disposition thereof, including reasonable attorneys’ fees and expenses; and second, to the payment of the Obligations, in such order and manner as the Agent or the Lenders may elect.

18.                                 No Waiver.  No failure on the part of the Agent or the Lenders to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or the Lenders of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

19.                                 Amendments.  This Agreement may not be amended, modified or waived except with the written consent of Pledgor and the Agent.

20.                                 Term.  This Agreement shall constitute a continuing agreement and shall remain in full force and effect until the earlier to occur of the following: (a) the Financing Agreement is terminated pursuant to Section 11 thereof and all of the Obligations, other than Ledger Debt owing to CIT, are paid and satisfied in full; or (b) all of the Obligations are paid and satisfied in full and the Financing Agreement is terminated in writing, at which time this Agreement shall terminate, and the Agent shall, promptly upon the request and at the expense of Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Agent or the Lenders, such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of Pledgor.

21.                                 Notices.    All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile transmission and, unless expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt), addressed as follows:

(i)                                     If to the Agent:     The CIT Group/Commercial Services, Inc.

Two Wachovia Center

Post Office Box 31307

Charlotte, North Carolina 28202

Attn:  Regional Credit Manager

Fax No.:  704-339-2250

(ii)                                  If to Pledgor:         Under Armour, Inc.

1020 Hull Street

Baltimore, Maryland 21230

Attn: Chief Financial Officer

Fax No.: 410-468-2516

or to such other address as each party may designate for itself by notice given in accordance with this Section 21.  Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

22.                                 Continuing Security Interest; Releases; Transfer of Obligations.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all of the Obligations have been paid and satisfied in full and the Financing Agreement is terminated in writing, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Agent and the Lenders hereunder, to the benefit of the Agent, the Lenders and each of their successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), the Agent may, subject to the terms of the Financing Agreement, assign or otherwise transfer the Obligations held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent.

23.                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

24.                                 Further Assurances.  Pledgor agrees that it will cooperate with the Agent and the Lenders and will upon the Agent’s or the Lenders’ request execute and deliver, or cause to be executed and delivered, all such other stock powers, instruments and documents, and will take all such other action as the Agent or the Lenders may reasonably request from time to time to enable the Agent or the Lenders to exercise and enforce its or their rights and remedies hereunder with respect to the Collateral or to carry out the provisions and purposes hereof, in each case, within a reasonable period of time from such request.

25.                                 Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

26.                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

27.                                 Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES ANY RIGHT TO A

TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.

IN WITNESS WHEREOF, Pledgor and the Agent have each caused this Agreement to be duly executed by its duly authorized corporate officers on the day and year first above written.

UNDER ARMOUR, INC.
(“Pledgor”)

By:	Kevin A. Plank
	Title:	President

THE CIT GROUP/COMMERCIAL SERVICES, INC., as Agent
(“Agent”)

By:	/s/ Timothy E. Cooper
	Title:	Vice President

CONSENT OF THE COMPANIES

Each of the undersigned does hereby acknowledge receipt of a copy of the within and foregoing Pledge Agreement and hereby grants its consent to the pledge by UNDER ARMOUR, INC., a Maryland corporation (“Pledgor”), of the issued and outstanding shares of capital stock, membership interests or other ownership interests of each of them to The CIT Group/Commercial Services, Inc., a New York corporation, in its capacity as agent for the Lenders under the Financing Agreement, pursuant to the terms of the foregoing Pledge Agreement.

IN WITNESS WHEREOF, each of the undersigned Companies has hereunto caused this consent to be duly executed by its duly authorized corporate officers on this 28th day of September, 2005.

COMPANIES:

UNDER ARMOUR RETAIL, INC.

By:	Kevin A. Plank
	Title:	President

UNDER ARMOUR CANADA, INC.

By:	Kevin A. Plank
Title:	President

UNDER ARMOUR OF HONG KONG, LLC

By:	Kevin A. Plank
Title: President of Under Armour, Inc., Sole Member of Under Armour of Hong Kong LLC